SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2014, Integrated Electrical Services, Inc., a Delaware corporation (“IES” or the “Company”), entered into Amended and Restated Credit and Security Agreement (the “Amended Credit Agreement”), by and among the Company, each of the other borrowers and guarantors named therein and Wells Fargo Bank, National Association (“Wells Fargo”). Pursuant to the Amended Credit Agreement, the Company’s maximum revolver amount increased from $30 million to $60 million, and the Company’s term loan facility was eliminated. Pursuant to the Amended Credit Agreement, borrowings that previously would have been made under the term loan facility, including borrowings for acquisitions, will now be made under the revolving credit facility, which provides terms more favorable than those of the term loan facility, including a lower interest rate (as described below). Pursuant to the Amended Credit Agreement, the maturity date of the revolving credit facility was also extended from August 9, 2017 to August 9, 2018.

The Amended Credit Agreement continues to contain customary affirmative, negative and financial covenants, including the requirement that the Company maintain a Fixed Charge Coverage Ratio (as defined in the Amended Credit Agreement) of not less than 1.0:1.0 at any time that Liquidity (defined as the aggregate amount of unrestricted cash and cash equivalents on hand plus Excess Availability (as defined in the Amended Credit Agreement)) falls below $20 million or Excess Availability falls below $5 million.

Pursuant to the Amended Credit Agreement, all Advances under the revolving credit facility bear interest at a per annum rate equal to a Daily Three Month LIBOR (as defined in the Amended Credit Agreement), plus an interest rate margin, as determined quarterly, based on the following thresholds:

Level	Thresholds	Interest Rate Margin

I	Liquidity ≤ $20.0 million at any time during the period; or Excess Availability ≤ $7.5 million at any time during the period; or Fixed charge coverage ratio < 1.0:1.0	3.00 percentage points

II	Liquidity > $20.0 million at all times during the period; and Liquidity ≤ $30.0 million at any time during the period; and Excess Availability > $7.5 million at all times during the period; and Fixed charge coverage ratio ≥ 1.0:1.0	2.50 percentage points

III	Liquidity > $30.0 million at all times during the period; and Excess Availability > $7.5 million at all times during the period; and Fixed charge coverage ratio ≥ 1.0:1.0	2.00 percentage points

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 24, 2014, the Company issued a press release announcing the Amended Credit Agreement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Credit and Security Agreement, dated September 24, 2014, by and among Integrated Electrical Services, Inc., each of the other Borrowers and Guarantors named therein and Wells Fargo Bank, National Association.

Exhibit 99.1	Press release dated September 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: September 24, 2014	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Credit and Security Agreement, dated September 24, 2014, by and among Integrated Electrical Services, Inc., each of the other Borrowers and Guarantors named therein and Wells Fargo Bank, National Association.

Exhibit 99.1	Press release dated September 24, 2014.